Exhibit 5.1
Lakeland Financial Corporation

July 9, 2013

Lakeland Financial Corporation
202 East Center Street
P.O. Box 1387
Warsaw, Indiana 46581-1387

Re:	Registration Statement on Form S-8 of Lakeland Financial Corporation

Ladies and Gentlemen:

I am the Senior Vice President and General Counsel of Lakeland Financial Corporation, an Indiana corporation (the “Company”).  This opinion is being rendered in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 290,578 shares (the “Shares”) of common stock, no par value per share, of the Company (the “Common Stock”), authorized for issuance pursuant to the Lakeland Financial Corporation 2013 Equity Incentive Plan (the “Plan”), as set forth in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the “Commission”) on July 9, 2013 (together with all exhibits thereto, the “Registration Statement”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have made such legal and factual investigations as I deemed necessary for purposes of this opinion. I have examined originals or copies, certified or otherwise identified to my satisfaction, of: (a) the Registration Statement; (b) the Company’s Articles of Incorporation, as amended and currently in effect (the “Articles of Incorporation”); (c) the Company’s Bylaws, as amended and currently in effect (the “Bylaws”); (d) the resolutions of the board of directors of the Company (the “Board”) dated February 12, 2013 with respect to the filing of the Registration Statement; (e) the Plan; and (f) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed.  In my investigation, I have assumed the genuineness of all signatures, the proper execution of all documents submitted to me as originals, the conformity to the original documents of all documents submitted to me as facsimile, electronic or photostatic copies and the authenticity of the originals of such copies.  As to matters of fact, I have relied upon oral or written representations of officers of the Company.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Shares issued pursuant to the Plan:  (a) either certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), or if any Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the Plan; (b) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become effective under the Act, and such effectiveness shall not have been terminated or rescinded; and (c) the Shares shall have been issued in accordance with the Plan.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is my opinion that the Shares have been duly authorized and, when the Registration Statement becomes effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, and subject to the restrictions imposed by the Plan, fully paid and nonassessable.

I express no opinion concerning the laws of any jurisdiction other than the Indiana Business Corporation Law.

I express no opinion with respect to any specific legal issues other than those explicitly addressed herein. I assume no obligation to update this opinion letter after the date that the Registration Statement initially becomes effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to my attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kristin L. Pruitt
Kristin L. Pruitt
Senior Vice President and General Counsel